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                                                                    EXHIBIT 31.2

                                  CERTIFICATION

          I, Amy Gallo, Chief Financial Officer, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Fortune Diversified Industries, Inc.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of Fortune Diversified Industries, Inc. as of, and for, the periods presented in this quarterly report;

4. Fortune Diversified Industries, Inc.'s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Securities Exchange Act Rules 13a-14 and 15d-14) for Fortune Diversified Industries, Inc. and we have done the following:

     a) designed such disclosure controls and procedures to ensure that material information relating to Fortune Diversified Industries, Inc. is made known to us by others within Fortune Diversified Industries, Inc., particularly during the period in which this quarterly report is being prepared;

     b) evaluated the effectiveness of Fortune Diversified Industries, Inc.'s disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

     c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. Fortune Diversified Industries, Inc.'s other certifying officer and I have disclosed, based on our most recent evaluation, to Fortune Diversified Industries, Inc.'s auditors and the audit committee of Fortune Diversified Industries, Inc.'s board of directors (or others performing similar functions):

     a) all significant deficiencies in the design or operation of internal controls which could adversely affect Fortune Diversified Industries, Inc.'s ability to record, process, summarize and report financial data and have identified for Fortune Diversified Industries, Inc.'s auditors any material weaknesses in internal controls; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in Fortune Diversified Industries, Inc.'s internal controls; and

6. Fortune Diversified Industries, Inc.'s other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

7/13/05                /s/ Amy Gallo
Date                   --------------------------------------------------------
                       Amy Gallo, Chief Financial Officer